Exhibit 10.41

EXECUTED VERSION

ONEMAIN FINANCIAL WAREHOUSE TRUST

AMENDED AND RESTATED TRUST AGREEMENT

dated as of February 3, 2015

between

ONEMAIN FINANCIAL WAREHOUSE, LLC

as the Depositor and the sole initial Beneficiary,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Owner Trustee

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

SECTION 1.01	Definitions	1

ARTICLE II

ORGANIZATION; DECLARATION OF TRUST BY THE OWNER TRUSTEE

SECTION 2.01	Formation of Trust; Name; Appointment of Owner Trustee; Declaration of Trust by the Owner Trustee	1
SECTION 2.02	Purposes and Powers; Trust To Operate as a Single Purpose Entity	2
SECTION 2.03	Title to Owner Trust Estate	5
SECTION 2.04	Nature of Interest in the Owner Trust Estate	5
SECTION 2.05	Statutory Trust; Principal Offices of Owner Trustee	5
SECTION 2.06	Tax Matters	5
SECTION 2.07	Fiscal Year	5
SECTION 2.08	Effect of Agreement	6

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

SECTION 3.01	Representations and Warranties of the Depositor	6

ARTICLE IV

DISTRIBUTIONS OF FUNDS

SECTION 4.01	Distribution of Funds	7
SECTION 4.02	Payments from Owner Trust Estate Only	7
SECTION 4.03	Method of Payment	8
SECTION 4.04	Establishment of Account	8

ARTICLE V

DUTIES OF THE OWNER TRUSTEE

SECTION 5.01	General Authority	8
SECTION 5.02	General Duties	9
SECTION 5.03	Action upon Instruction	9

i

		Page
SECTION 5.04	No Duties Except as Specified in this Trust Agreement or in Instructions	10
SECTION 5.05	No Action Except Under Specified Documents or Instructions	11
SECTION 5.06	[Reserved]	11
SECTION 5.07	Restrictions on the Power	11
SECTION 5.08	Depositor May Act for Beneficiaries	11
SECTION 5.09	Separateness	11
SECTION 5.10	Certain Litigation Matters	13

ARTICLE VI

CONCERNING THE OWNER TRUSTEE

SECTION 6.01	Acceptance of Trust and Duties	14
SECTION 6.02	Furnishing of Documents	16
SECTION 6.03	Representations and Warranties as to the Owner Trust Estate	16
SECTION 6.04	[Reserved]	16
SECTION 6.05	Reliance; Advice of Counsel	16
SECTION 6.06	Not Acting in Individual Capacity	16
SECTION 6.07	Representations and Warranties	17

ARTICLE VII

TERMINATION OF TRUST AGREEMENT

SECTION 7.01	Termination	17
SECTION 7.02	Certificate of Cancellation	18

ARTICLE VIII

SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES AND SEPARATE
OWNER TRUSTEES

SECTION 8.01	Resignation and Removal of the Owner Trustee; Appointment of Successors	18
SECTION 8.02	Transfer Procedures	19
SECTION 8.03	Qualification of Owner Trustee	19
SECTION 8.04	Co-Owner Trustees and Separate Owner Trustees	19

ARTICLE IX

AMENDMENTS

SECTION 9.01	Amendments	20

ii

		Page
ARTICLE X

OWNERSHIP INTERESTS AND CERTIFICATES

SECTION 10.01	Issuance of Trust Certificates	21
SECTION 10.02	Ownership Interest; Prohibitions on Transfer	21
SECTION 10.03	Lost or Destroyed Trust Certificate	23

ARTICLE XI

COMPENSATION OF OWNER TRUSTEE; INDEMNIFICATION

SECTION 11.01	Owner Trustee’s Fees and Expenses	23
SECTION 11.02	Indemnification	23

ARTICLE XII

MISCELLANEOUS

SECTION 12.01	Conveyance by the Owner Trustee is Binding	24
SECTION 12.02	Instructions; Notices	25
SECTION 12.03	Severability	26
SECTION 12.04	Limitation of Liability	26
SECTION 12.05	Separate Counterparts	26
SECTION 12.06	Successors and Assigns	26
SECTION 12.07	Headings	27
SECTION 12.08	Governing Law	27
SECTION 12.09	Nonpetition Covenant	27
SECTION 12.10	Signature of Returns	27
SECTION 12.11	Fiduciary Duty of the Depositor	27
SECTION 12.12	Third-Party Beneficiaries	28

EXHIBIT A — Form of Trust Certificate

iii

AMENDED AND RESTATED TRUST AGREEMENT (this “Trust Agreement”), dated as of February 3, 2015 (the “Effective Date”), by and between OneMain Financial Warehouse, LLC, as the depositor (the “Depositor”) and as the sole initial Beneficiary, and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”).

WHEREAS, OneMain Financial Warehouse Trust is a Delaware statutory trust (the “Trust”) created pursuant to a Trust Agreement, dated as of October 29, 2014 (the “Original Trust Agreement”), between the Depositor and the Owner Trustee; and

WHEREAS, the parties hereto desire to amend and restate the Original Trust Agreement in its entirety for the purpose of taking assignments and conveyances of, and holding in trust and dealing in, the assets included in the Trust Estate (the “Trust Assets”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. Capitalized terms in this Trust Agreement are defined in and shall have the respective meanings assigned to them in Part A of Schedule II (together with Part B of such Schedule II, the “Definitions Schedule”) to the Sale and Servicing Agreement of even date herewith among the Depositor, the Depositor Loan Trustee, the Servicer, the Subservicers party thereto, the Issuer and the Issuer Loan Trustee. The rules of construction set forth in Part B of the Definitions Schedule shall be applicable to this Trust Agreement.

ARTICLE II

ORGANIZATION; DECLARATION OF TRUST BY THE OWNER TRUSTEE

SECTION 2.01 Formation of Trust; Name; Appointment of Owner Trustee; Declaration of Trust by the Owner Trustee. The Delaware statutory trust created pursuant to the Original Trust Agreement and continued hereby, in each case, in accordance with the provisions of the Delaware Statutory Trust Act, is known as “OneMain Financial Warehouse Trust,” in which name the Owner Trustee and, to the extent expressly set forth herein, the Depositor and the Administrator shall have the power and authority and each is hereby authorized and empowered to and may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

The Owner Trustee hereby accepts and agrees to hold in trust, for the benefit of the Beneficiaries and such other Persons as may become beneficiaries hereunder from time to time, all of the Owner Trust Estate conveyed or to be conveyed to the Trust and all monies and proceeds that may be received with respect thereto, subject to the terms of this Trust Agreement. The Certificate of Trust has previously been filed with the Delaware Secretary of State and is hereby ratified in all respects.

The Depositor hereby appoints Wilmington Trust, National Association, as Owner Trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and, to the extent not inconsistent herewith, the Delaware Statutory Trust Act. The Owner Trustee hereby declares that it will hold the initial Owner Trust Estate, the Trust Assets and the other documents and assets described in Section 2.02, together with any payments, proceeds or income of any kind from such documents or assets or any other source and any other property held under this Trust Agreement (collectively, the “Owner Trust Estate”), upon the trust set forth herein and for the sole use and benefit of the Beneficiaries and such other Persons as may become beneficiaries hereunder from time to time.

SECTION 2.02 Purposes and Powers; Trust To Operate as a Single Purpose Entity. (a) The purpose of the Trust is, and the Trust shall have the power and authority, to engage, from time to time, solely in a program of acquiring Loans pursuant to the Sale and Servicing Agreement and issuing Notes pursuant to the Indenture and related activities. Without limiting the generality of the foregoing, the Trust shall have the power and authority to:

(i) from time to time, authorize and approve the issuance of Notes pursuant to the Indenture without limitation to aggregate amounts and, in connection therewith, determine the terms and provisions of such Notes and of the issuance and sale thereof, including the following:

(A) determining the principal amount of the Notes,

(B) determining the maturity date of the Notes,

(C) determining the rate of interest, if any, to be paid on the Notes,

(D) determining the price or prices at which such Notes will be sold by the Trust,

(E) determining the provisions, if any, for the redemption of such Notes,

(F) determining the form, terms and provisions of the indentures, note purchase agreements, fiscal agency agreements or other instruments under which the Notes may be issued or the principal amounts thereof increased or decreased and the banks or trust companies to act as trustees, administrative agents, funding agents, fiscal agents and paying agents thereunder,

(G) preparing and filing all documents necessary or appropriate in connection with the registration of the Notes under the Securities Act, the qualification of indentures under the Trust Indenture Act of 1939 and the qualification under any other applicable federal, foreign, state, local or other governmental requirements,

(H) preparing any private placement memorandum or other descriptive material relating to the issuance of the Notes,

(I) listing the Notes on any United States or non-United States stock exchange,

(J) appointing a paying agent or agents for purposes of payments on the Notes, and

(K) arranging for the underwriting, subscription, purchase or placement of the Notes and selecting underwriters, managers and purchasers or agents for that purpose;

(ii) from time to time, receive payments and proceeds with respect to the assets in the Trust Assets and either invest or distribute those payments and proceeds,

(iii) from time to time, make deposits to and withdrawals from accounts established under the Indenture;

(iv) from time to time, execute, deliver and issue the Trust Certificates pursuant to this Trust Agreement;

(v) from time to time, acquire from the Depositor and the Depositor Loan Trustee for the benefit of the Depositor pursuant to Section 2.01 of the Sale and Servicing Agreement, hold and sell the Loans and other Sold Assets;

(vi) from time to time, assign, grant a security interest in, grant, transfer, pledge and mortgage the Owner Trust Estate pursuant to the Indenture and hold, manage and distribute to the Beneficiaries or the Noteholders pursuant to the terms of this Trust Agreement and the Transaction Documents any portion of the Owner Trust Estate released from the lien of and remitted to the Trust pursuant to, the Indenture;

(vii) from time to time, make payments on the Notes, and borrow, repay or prepay and reborrow Series A Advances;

(viii) execute and deliver the Transaction Documents to which the Trust is to be a party and perform its obligations thereunder;

(ix) subject to compliance with the Transaction Documents, engage, from time to time, in such other activities as may be required in connection with conservation of the Trust Assets and the making of payments to the Noteholders and distributions to the Beneficiaries; and

(x) from time to time, perform such obligations and exercise and enforce such rights and pursue such remedies as may be appropriate by virtue of the Trust being party to any of the Transaction Documents and agreements contemplated in clauses (i) through (ix) above.

In connection with any of the foregoing, the Trust may (x) execute and deliver, and/or accept, such instruments, agreements, certificates, Uniform Commercial Code financing statements and other documents, and create such security interests, as may be necessary or desirable in connection therewith, and (y) subject to the terms of this Trust Agreement, take such other action as may be necessary or incidental to the foregoing. In furtherance of the foregoing, the Depositor is authorized, on behalf of the Trust, to execute and deliver any agreements, documents, instruments and securities or to take other actions on behalf of the Trust in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, this Section 2.02(a).

(b) The Trust and the Owner Trustee, on behalf of the Trust, are authorized and have the power to execute and deliver from time to time loan agreements, revolving credit agreements, underwriting agreements, selling agent agreements, purchase agreements, note purchase agreements, loan purchase agreements, sale and servicing agreements, servicing annexes, swap and other derivative agreements, including performance agreements, indentures, indenture supplements, notes, security agreements, account control agreements, the Transaction Documents and other agreements and instruments as are consistent with the purposes of the Trust. Without limiting the generality of the foregoing, the Trust and the Owner Trustee, on behalf of the Trust, are specifically authorized to obtain and/or execute and deliver, without any further act, vote or approval of any Person, and notwithstanding any other provision of this Trust Agreement, the following agreements, documents or securities relating to the purposes of the Trust:

(i) the Indenture and the other Transaction Documents and each Issuer Order and Officer’s Certificate of the Trust and supplemental indenture relating to the Indenture;

(ii) the Notes;

(iii) each interest rate or currency swap, cap, collar, guaranteed investment contract or other derivative agreement, including agreements related thereto, between the Trust and a counterparty (which may include, without limitation, the Depositor or any of its Affiliates) to manage interest rate or currency risk relating to the Notes;

(iv) licenses and other regulatory approvals in connection with, or relating to, the Owner Trust Estate; and

(v) any other document necessary or desirable in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, Section 2.02(a).

The authorization set forth in the preceding sentence will not be deemed a restriction on the power and authority of the Depositor, on behalf of the Trust, to execute and deliver other agreements, documents, instruments and securities or to take other actions on behalf of the Trust in connection with the fulfillment of the purposes of the Trust described in, and pursuant to, Section 2.02(a).

(c) The Depositor will at all times maintain the books, records and accounts of the Trust separate and apart from those of any other Person, and the Depositor will cause the Trust to hold itself out as being a Person separate and apart from any other Person. To the extent the Owner Trustee is required to maintain any books, records or accounts of the Trust, the Owner Trustee will at all times maintain such books, records and accounts separate and apart from those of any other Person.

(d) The Trust will not engage in any business or own any assets unrelated to the purposes of the Trust described in Section 2.02(a).

SECTION 2.03 Title to Owner Trust Estate. Title to all of the Owner Trust Estate will be vested in the Trust as a separate legal entity until this Trust Agreement terminates pursuant to Article VII; provided, however, that if the laws of any jurisdiction require that title to any part of the Owner Trust Estate be vested in the trustees of a trust, then title to that part of the Owner Trust Estate will be deemed to be vested in the Owner Trustee or any co-owner trustee or separate owner trustee, as the case may be, appointed pursuant to Article VIII; provided, further, that legal title to the Loans included in the Owner Trust Estate will be vested at all times in the Issuer Loan Trustee on behalf of the Trust pursuant to the terms of the Issuer Loan Trust Agreement.

SECTION 2.04 Nature of Interest in the Owner Trust Estate. The Beneficiaries will not have any legal title to or right to possession of any part of the Owner Trust Estate.

SECTION 2.05 Statutory Trust; Principal Offices of Owner Trustee. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Delaware Statutory Trust Act and that this Trust Agreement constitute the governing instrument of the Trust. The Owner Trustee will maintain its principal office in the State of Delaware at its address identified in Section 12.02.

SECTION 2.06 Tax Matters. Subject to Section 3.14(b) of the Indenture, the parties hereto intend that the Trust will not be treated as a partnership, agency, sole proprietorship or association for U.S. federal income tax purposes but instead will be treated as a custodial arrangement for the sole Beneficiary, and the Depositor and the Beneficiary will file all their tax returns in a manner consistent with that intent unless otherwise required by a taxing authority; provided, however, that if there are multiple Beneficiaries, the Trust will be treated as a partnership for federal, state and local income and franchise tax purposes. Except as otherwise expressly provided herein, any tax elections required or permitted to be made by the Trust under the Internal Revenue Code or otherwise will be made in such manner as may be determined by the Depositor to be in the best interests of the Beneficiaries. The Trust will not elect to be treated as a corporation for any tax purpose. The Depositor will prepare and file, or cause to be prepared and filed, any tax returns that the Trust is required to file (as determined by the Depositor or the Administrator).

SECTION 2.07 Fiscal Year. The fiscal year of the Trust will end on the last day of December of each year.

SECTION 2.08 Effect of Agreement. As of the Effective Date, the Original Trust Agreement is hereby amended and restated in its entirety.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

SECTION 3.01 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee as of the date of this Trust Agreement and as of each Addition Date that:

(a) The Depositor has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned and conducted, and to execute, deliver and perform its obligations under this Trust Agreement.

(b) The Depositor is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, and has full power and authority to enter into and perform its obligations under this Trust Agreement and to consummate the transactions contemplated hereby.

(c) The execution and delivery of this Trust Agreement by the Depositor and the consummation of the transactions provided for in this Trust Agreement have been duly authorized by the Depositor by all necessary limited liability company action on the part of the Depositor.

(d) The execution and delivery by the Depositor of this Trust Agreement, the performance of the transactions contemplated by this Trust Agreement and the fulfillment of the terms hereof applicable to the Depositor will not conflict with or violate any Requirements of Law applicable to the Depositor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it or its properties are bound.

(e) There are no proceedings or investigations pending or, to the best knowledge of the Depositor, threatened against the Depositor before any Governmental Authority (i) asserting the invalidity of this Trust Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Trust Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under this Trust Agreement or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Trust Agreement.

(f) All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Depositor in connection with the execution and delivery by the Depositor of this Trust Agreement and the performance of the transactions contemplated by this Trust Agreement have been duly obtained, effected or given and are in full force and effect.

(g) This Trust Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(h) The Depositor transferred all of its right, title and interest in and to the Owner Trust Estate to the Trust (and the Depositor Loan Trustee transferred its interest in the Loans (with respect to legal title) included in the Owner Trust Estate to the Issuer Loan Trustee on behalf of the Trust) free and clear of all claims, liens and other encumbrances.

ARTICLE IV

DISTRIBUTIONS OF FUNDS

SECTION 4.01 Distribution of Funds. All funds received by the Trust to the extent not encumbered by the Indenture and otherwise available for distribution (or if encumbered by the Indenture, which have been released by the relevant parties benefitting from such encumbrance) will be applied in the following order of priority:

(i) First, to pay any amounts owing to the Owner Trustee pursuant to Sections 11.01 and 11.02, which have not previously been paid pursuant to Section 8.06(a) of the Indenture; and

(ii) Second, to be distributed to the Beneficiaries or as the respective Beneficiaries may direct.

The Owner Trustee shall have no responsibility to determine whether funds it receives on behalf of the Trust are encumbered by the Indenture or otherwise available for distribution and may conclusively presume that any funds it receives on behalf of the Trust are available for distribution.

SECTION 4.02 Payments from Owner Trust Estate Only. All payments to be made by the Owner Trustee under this Trust Agreement will be made only from the income and the capital proceeds derived from the Owner Trust Estate and only to the extent that the Owner Trustee will have received income or capital proceeds from the Owner Trust Estate; provided that the Owner Trustee shall have no obligation to determine whether funds it receives hereunder are income or capital proceeds. The Beneficiary agrees that it will look solely to the income and capital proceeds derived from the Owner Trust Estate (to the extent available for payment as herein provided) and that, except as specifically provided herein, the Owner Trustee will not be subject to any liability in its individual capacity under this Trust Agreement to the Beneficiaries or to any other Person.

SECTION 4.03 Method of Payment. All amounts payable to the Beneficiaries pursuant to this Trust Agreement will be paid by the Owner Trustee to the applicable Beneficiaries or a nominee therefor in such manner as such Beneficiaries may from time to time designate in written instructions to the Owner Trustee. All funds received by the Owner Trustee on behalf of the Trust not later than 2:00 p.m. (New York City time) on a Business Day will be applied by the Owner Trustee on the following Business Day. Funds received after that time will be applied on the next following Business Day.

SECTION 4.04 Establishment of Account. The Depositor as the sole initial Beneficiary hereby ratifies the Owner Trustee’s prior establishment of a noninterest bearing trust account (the “Trust Account”) and authorizes the Owner Trustee to establish and maintain an account on behalf of the Trust into which all funds received by the Owner Trustee on behalf of the Trust will be deposited. Prior to the date hereof, the Depositor caused $1.00 (the “Initial Trust Estate”) to be deposited into the Trust Account. Amounts on deposit from time to time in the Trust Account in excess of amounts owing to the Owner Trustee pursuant to Sections 11.01 and 11.02 hereof, which have not previously been paid pursuant to Section 8.06(a) of the Indenture, shall be invested by the Owner Trustee in one or more of the Permitted Trust Investments pursuant to the written instructions of the Depositor for the benefit of the Beneficiaries. In the absence of written directions from the Depositor, amounts on deposit in the Trust Account shall remain uninvested and the Owner Trustee shall not be liable for interest on any such uninvested amounts. No such investment shall be disposed of prior to its maturity, unless otherwise directed in writing by the Depositor. To the extent that the Depositor directs the Owner Trustee in writing to invest amounts on deposit in the Trust Account, such amounts shall not be distributed pursuant to Section 4.01 hereof until such time as the Depositor directs the Owner Trustee in writing to distribute such funds. The Owner Trustee shall have no investment discretion with respect to the Trust Account and shall not have any responsibility or liability for investment losses on investments made upon the written direction of the Depositor on amounts on deposit in the Trust Account (other than as an obligor on any investments on which the institution acting as Owner Trustee is an obligor).

ARTICLE V

DUTIES OF THE OWNER TRUSTEE

SECTION 5.01 General Authority. Notwithstanding any other provision of this Trust Agreement to the contrary, the Owner Trustee shall have power and authority, and is hereby authorized, directed and empowered, in the name of and on behalf of the Trust, to execute and deliver the Transaction Documents to which the Trust is or is to be a party and each certificate, agreement, instrument, financing statement or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is or is to be a party and any amendment thereto, (i) in the case of any such document to be delivered by the Trust on or before the date of this Trust Agreement, in such form as the Depositor shall approve and provide to the Owner Trustee for execution, as evidenced conclusively by the Owner Trustee’s execution thereof and the Depositor’s execution of this Trust Agreement, and (ii) in the case of any such amendment or other document to be delivered by the Trust after the date of this Trust Agreement at the written direction of either the Depositor or the Administrator, as applicable, in such form as the Depositor or the Administrator, as the case may be, shall approve and direct the Owner Trustee to execute. In addition to the foregoing and subject to Sections 2.02 and 5.02, the Owner Trustee, in the name and on behalf of the Trust, shall also have power and authority and hereby is authorized and empowered, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents. The Owner Trustee shall also have power and authority and hereby is further authorized and empowered, but shall not be obligated, from time to time to take such action expressly required of the Owner Trustee under the Transaction Documents.

SECTION 5.02 General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of the duties expressly required to be performed by the Owner Trustee under the terms of this Trust Agreement and, subject to Section 5.03(a), to administer the Trust in the interest of the Beneficiaries, subject to and in accordance with the Transaction Documents and the provisions of this Trust Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Depositor, the Servicer, the Beneficiary, the Directing Holder, the Administrator or any other Person has agreed to perform or has been assigned such duty or responsibility hereunder or in any Transaction Document to perform any act or to discharge any duty of the Owner Trustee or of the Trust hereunder or under any such Transaction Document, and the Owner Trustee shall not be held personally liable for the default or failure of the Depositor, the Servicer, the Beneficiary, the Directing Holder, the Administrator or any other Person to carry out such duty or responsibility.

SECTION 5.03 Action upon Instruction. (a) Subject to Sections 5.07 through 5.10 and Section 6.01, the Administrator may, by written instruction, direct the Owner Trustee in the management of the Trust. Notwithstanding the foregoing or any other provision of this Trust Agreement, the Owner Trustee shall not be required to take any action hereunder or under any Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Transaction Document or is otherwise contrary to law.

(b) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or under any other Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Administrator, requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Administrator, the Owner Trustee shall not be personally liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may take or refrain from taking such action as it shall deem to be in the best interests of the Beneficiaries and in accordance with the terms of the Transaction Documents but shall be under no duty to take or refrain from taking any such action and shall have no personal liability to any Person for such action or inaction.

(c) In the event that the Owner Trustee is unsure as to the application of any provision of this Trust Agreement or any other Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required or permitted to take with respect to a particular set of facts, or if the Owner Trustee otherwise determines instruction to be necessary or desirable, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Administrator requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the Administrator, the Owner Trustee shall not be personally liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may take or refrain from taking such action as it shall deem to be in the best interests of the Beneficiaries but shall be under no duty to take or refrain from taking any such action and shall have no personal liability to any Person for such action or inaction.

SECTION 5.04 No Duties Except as Specified in this Trust Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust or the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with this Trust Agreement or any Transaction Document or any document contemplated hereby or thereby, except as expressly provided by the terms of this Trust Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 5.03 or any other provision of this Trust Agreement; and no implied duties (including fiduciary duties) or obligations shall be read into this Trust Agreement or any Transaction Document against the Owner Trustee. To the extent that, at law or in equity, the Owner Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to any other Person, the Owner Trustee shall not be liable to the Trust or to any other Person for the Owner Trustee’s good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Owner Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Owner Trustee. The Owner Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it or the Trust hereunder or under any Transaction Document or to prepare or file any SEC filing for the Trust or to record this Trust Agreement or any Transaction Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the Trust, this Trust Agreement, the Owner Trustee’s serving as Owner Trustee pursuant to this Trust Agreement or the ownership or the administration of the Owner Trust Estate.

SECTION 5.05 No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except in accordance with (i) the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Trust Agreement and (ii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to any provision of this Trust Agreement (including, without limitation, Section 5.03 hereof).

SECTION 5.06 [Reserved].

SECTION 5.07 Restrictions on the Power. None of the Depositor, the Directing Holder, the Beneficiary or the Administrator shall direct the Owner Trustee to take or to refrain from taking any action, if such action or inaction would be contrary to any obligation of the Trust or of any such party under this Trust Agreement or any of the Transaction Documents or would cause a violation of this Trust Agreement or any of the Transaction Documents or would be contrary to or inconsistent with Section 2.02 or Section 5.09, nor shall the Owner Trustee be obligated to follow any such direction, if given.

To the fullest extent permitted by applicable law, the Trust, the Owner Trustee or any other Person on behalf of the Trust, shall not have the power to (i) institute proceedings to have the Trust declared or adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or any similar official of the Trust or any property of the Trust, (v) make any assignment for the benefit of the Trust’s creditors, (vi) cause the Trust to admit in writing its inability to pay its debts generally as they become due or (vii) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing (the actions listed in items (i) through (vii) above being hereinafter referred to as “Bankruptcy Action”). In the event that the Trust is eligible to be a debtor under the United States Bankruptcy Code, 11 U.S.C. § § 101 et seq., as amended, the parties hereto stipulate and agree that neither the Depositor, any Beneficiary nor any other Person (such as the Administrator) has the authority to commence any Bankruptcy Action on the part of the Trust or to direct the Owner Trustee to take any Bankruptcy Action on the part of the Trust, such authority being reserved exclusively to the Owner Trustee.

SECTION 5.08 Depositor May Act for Beneficiaries. Except as expressly provided herein, any action or direction that may be taken or given by the Beneficiaries under this Trust Agreement may be taken or given by the Depositor. Except as expressly provided herein, any written notice of the Beneficiaries delivered pursuant to this Trust Agreement shall be effective if signed by the Depositor at the time of the delivery of such notice.

SECTION 5.09 Separateness. (a) The Trust shall not:

(i) engage in any business or activity other than as set forth in Section 2.02 hereof;

(ii) enter into transactions with Affiliates unless such transactions are on an arm’s-length basis, on commercially reasonable terms and on terms no less favorable than would be obtained in a comparable arm’s-length transaction with an unrelated third party and shall otherwise maintain an arm’s-length relationship with its Affiliates;

(iii) except as otherwise provided in Section 7.01, dissolve or liquidate, in whole or in part;

(iv) consolidate or merge with or into any other entity or, except as permitted under the Indenture, sell, lease, assign, convey or otherwise transfer all or substantially all of its properties and assets to any Person;

(v) take any action that it knows shall cause the Trust to become insolvent;

(vi) guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, except as expressly provided or contemplated in the Transaction Documents;

(vii) hold out its credit as being available to satisfy the obligations of any other Person;

(viii) incur or assume any indebtedness except as contemplated by the Transaction Documents;

(ix) pledge its assets for the benefit of any other Person or make any loans or advances to any entity except as contemplated by the Transaction Documents;

(x) take any action that shall cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes;

(xi) acquire the obligations or securities of its Affiliates or the Depositor or own any material assets other than the Loans and related assets and any incidental property as may be necessary for the operation of the Trust, except as contemplated by the Transaction Documents; or

(xii) identify itself as a division of any other person or entity.

(b) Notwithstanding any other provision of this Trust Agreement to the contrary, the Trust shall:

(i) maintain complete books, records and agreements (including books of account and minutes of meetings and other proceedings) as official records and separate from each other Person;

(ii) strictly observe all organizational formalities;

(iii) maintain its bank accounts separate from each other Person;

(iv) except as expressly contemplated in the Transaction Documents, not commingle its assets with those of any other Person and hold all of its assets in its own name;

(v) conduct its own business in its own name;

(vi) not have its assets listed on the financial statements of another Person, except as required by U.S. generally accepted accounting principles consistently applied;

(vii) other than as contemplated by the Transaction Documents, pay its own liabilities and expenses only out of its own funds;

(viii) observe formalities required under the Delaware Statutory Trust Act;

(ix) use separate stationery, invoices and checks bearing its own name (or under any name licensed pursuant to any trademark license or similar agreement);

(x) hold itself out as a separate entity from any other Person, including the Depositor, and not conduct any business in the name of any other Person, including the Depositor;

(xi) correct any known misunderstanding regarding its separate identity;

(xii) not form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) except as permitted under the Transaction Documents;

(xiii) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xiv) maintain adequate capital in light of its contemplated business operations, transactions and liabilities; and

(xv) cause its agents and other representatives to act at all times with respect to it consistently and in furtherance of the foregoing.

The parties hereto hereby agree that the entering into and performance by the Trust of the Transaction Documents in accordance with the terms and conditions thereof shall not be deemed to have caused the Trust to have violated, or to have failed to comply with, any of the foregoing restrictions or covenants set forth in this Section 5.09 or any other restrictions or covenants contained in this Trust Agreement.

SECTION 5.10 Certain Litigation Matters. The Owner Trustee shall provide prompt written notice to the Depositor, the Indenture Trustee and the Servicer of any action,

proceeding or investigation involving the Trust actually known to a Responsible Officer of the Owner Trustee that could reasonably be expected to adversely affect the Trust or the Owner Trust Estate or their respective rights or obligations under any of the Transaction Documents.

ARTICLE VI

CONCERNING THE OWNER TRUSTEE

SECTION 6.01 Acceptance of Trust and Duties. The Owner Trustee accepts the trust hereby created and agrees to perform the same but only upon the terms of this Trust Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate in accordance with the terms of this Trust Agreement. The Owner Trustee will not be liable or accountable under any circumstances in its individual capacity, except (i) for its own willful misconduct, bad faith or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.07 or (iii) for taxes, fees or other charges on, based on or measured by, any fees, commissions or other compensation earned by the Owner Trustee for acting as owner trustee hereunder. In particular, but not by way of limitation:

(a) The Owner Trustee will not be personally liable for any error of judgment made in good faith by an authorized officer of the Owner Trustee so long as the same was not grossly negligent in ascertaining the facts;

(b) The Owner Trustee will not be personally liable with respect to any action taken or omitted to be taken by the Owner Trustee in good faith in accordance with the instructions of the Directing Holder, the Administrator, the Beneficiary or the Depositor;

(c) No provision of this Trust Agreement will require the Owner Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Owner Trustee has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it, including such advances as the Owner Trustee may reasonably request;

(d) Under no circumstance will the Owner Trustee be personally liable for the accuracy or performance of any representation, warranty, covenant, agreement or other obligation, including any indebtedness, of the Trust;

(e) The Owner Trustee will not be personally responsible or liable for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of any Transaction Document or other agreement entered into by the Trust, and the Owner Trustee shall in no event assume or incur any personal liability, duty or obligation to any Beneficiary, holder of indebtedness of the Trust or other Person, other than as expressly provided for herein;

(f) Under no circumstance will the Owner Trustee be responsible or liable for the action or inaction of the Depositor, the Directing Holder, the Administrator, the Indenture Trustee or the Servicer, nor will the Owner Trustee be responsible for monitoring or supervising the performance of the Depositor’s, the Directing Holder’s or the Administrator’s duties hereunder or the duties of the Trust, the Indenture Trustee, the Administrator or the Servicer under any Transaction Documents or of any other Person acting for or on behalf of the Trust;

(g) In no event will the Owner Trustee be personally liable (i) for special, consequential or punitive damages, (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories, (iii) for the acts or omissions of brokers or dealers or (iv) for any losses due to forces beyond the control of the Owner Trustee, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. The Owner Trustee will have no responsibility for the accuracy of any information provided to any of the Beneficiary, the Directing Holder or any other Person that has been obtained from, or provided to the Owner Trustee by, any other Person;

(h) Notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the registration with, licensing by or the taking of any other similar action in respect of, any State or other governmental authority or agency of any jurisdiction other than the State of Delaware by or with respect to the Owner Trustee (as such or in its individual capacity); (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee (as such or in its individual capacity); or (iii) subject the Owner Trustee (as such or in its individual capacity) to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (the fees and expenses of which shall be reimbursable to the Owner Trustee pursuant to Section 11.01) to determine whether any action required to be taken pursuant to this Trust Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee shall, at the written direction of the Administrator, appoint an additional trustee pursuant to Section 8.04 to proceed with such action;

(i) The Owner Trustee shall not be required to take any action or make any payment on any day in which banks are required or permitted to close in the State of Delaware; and

(j) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or otherwise or in relation to the Trust, this

Trust Agreement or any Transaction Document, at the request, order or direction of any of the Beneficiary, the Directing Holder, the Administrator, the Depositor or any other Person (as applicable), unless such Persons have offered to the Owner Trustee (including in its individual capacity) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee (including in its individual capacity) therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Trust Agreement shall not be construed as a duty.

SECTION 6.02 Furnishing of Documents. The Owner Trustee will furnish to the Depositor, within a reasonable time under the circumstances after receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee with respect to the Trust or the Owner Trust Estate. The Owner Trustee may satisfy this requirement by posting such documents and making them available to the Depositor.

SECTION 6.03 Representations and Warranties as to the Owner Trust Estate. The Owner Trustee makes no representation or warranty as to, and will not be liable for, the title, value, condition, design, operation, merchantability or fitness for use of the Owner Trust Estate (or any part thereof) or any other representation or warranty, express or implied, whatsoever with respect to the Owner Trust Estate (or any part thereof), except that the Owner Trustee, in its individual capacity, hereby represents and warrants to the Beneficiaries that it will comply with the last sentence of Section 5.04.

SECTION 6.04 [Reserved].

SECTION 6.05 Reliance; Advice of Counsel. The Owner Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes rely on an officer’s certificate of the relevant party, as to such fact or matter, and such officer’s certificate will constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Trust, the Owner Trustee may, at the expense of the Trust (i) execute the trust or any of the powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, and the Owner Trustee will not be liable for the default or misconduct of any agent or attorney appointed by it in good faith; and (ii) consult with counsel, accountants and other skilled persons to be selected and employed by it, and the Owner Trustee will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

SECTION 6.06 Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trusts hereby created Wilmington Trust, National Association acts solely as Owner Trustee hereunder and not in its individual capacity; and all Persons having any claim against the Trust or the Owner Trustee, whether by reason of the transactions contemplated by this Trust Agreement or otherwise, will look only to the Owner Trust Estate (or a part thereof, as the case may be) for payment or satisfaction thereof, except as specifically provided in this Article VI.

SECTION 6.07 Representations and Warranties. The Owner Trustee hereby represents and warrants to the Beneficiaries that:

(a) The Owner Trustee is a national banking association, organized, validly existing and in good standing under the federal laws of the United States of America and is authorized to exercise corporate trust powers.

(b) The execution, delivery and performance by the Owner Trustee, in its individual capacity, of this Trust Agreement are within the corporate power of the Owner Trustee, have been duly authorized by all necessary corporate action on the part of the Owner Trustee (no action by its shareholders being required) and do not (i) violate or contravene any judgment, injunction, order or decree binding on the Owner Trustee, (ii) violate, contravene or constitute a default under any provision of the articles of association or bylaws of the Owner Trustee or (iii) result in the creation or imposition of any lien attributable to the Owner Trustee, in its individual capacity, on the Owner Trust Estate. This Trust Agreement constitutes the legal, valid and binding agreement of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms except to the extent that the enforceability thereof is subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, receivership and other similar laws now or hereafter in effect related to creditors’ rights generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. This Trust Agreement will be executed and delivered by a Responsible Officer of the Owner Trustee duly authorized to execute and deliver this Trust Agreement on the Owner Trustee’s behalf.

(c) No consent, approval, authorization or order of, or filing with, any court or regulatory, supervisory or governmental agency or body of the State of Delaware is required by the Owner Trustee under current Delaware law in connection with the execution, delivery or performance by the Owner Trustee, in its individual capacity, of this Trust Agreement.

ARTICLE VII

TERMINATION OF TRUST AGREEMENT

SECTION 7.01 Termination. (a) The Trust created hereby will automatically dissolve and commence winding up, in accordance with Section 3808 of the Delaware Statutory Trust Act, upon the satisfaction and discharge of the Indenture. Any money or other property held as part of the Trust Assets following such discharge shall be distributed to the Beneficiary in accordance with this Agreement. The bankruptcy, liquidation, dissolution, death or incapacity of any Beneficiary shall not (x) operate to dissolve or terminate this Trust Agreement or the Trust or (y) to the fullest extent permitted by law, entitle such Beneficiary’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any courts for a partition or winding up of all or any part of the Trust or the Owner Trust Estate.

(b) Notice of any dissolution or termination of the Trust shall be given by the Owner Trustee by letter to the Beneficiary mailed within five Business Days of the Owner Trustee’s receipt of written notice of such dissolution and the following information from the Administrator, which notice shall state that the final distribution of all amounts remaining in the Trust Account shall be made upon presentation and surrender of the Trust Certificate to the Owner Trustee. In the event that all of the Beneficiaries shall not surrender their Trust Certificates for cancellation within six months after the date of the notice delivered by the Owner Trustee, the Owner Trustee shall give a second written notice to the remaining Beneficiaries to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, any funds remaining in the Trust Account shall be distributed by the Owner Trustee to the Depositor. Beneficiaries shall thereafter look solely to the Depositor as general unsecured creditors.

SECTION 7.02 Certificate of Cancellation. Upon the written instruction from the Depositor that the Trust has been dissolved and wound up in accordance with Section 3808 of the Delaware Statutory Trust Act, the Owner Trustee will, at the expense of the Depositor, file a certificate of cancellation with the Delaware Secretary of State and the Trust and this Trust Agreement (other than Article XI) shall terminate and be of no further force or effect.

ARTICLE VIII

SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES AND SEPARATE

OWNER TRUSTEES

SECTION 8.01 Resignation and Removal of the Owner Trustee; Appointment of Successors. Upon the occurrence of a Disqualification Event with respect to the Owner Trustee, the Depositor may appoint a successor Owner Trustee which satisfies the requirements set forth in Section 8.03 by written instrument. If a successor Owner Trustee has not been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee or the Depositor may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor Owner Trustee has been appointed as provided above. Any successor Owner Trustee so appointed by such court will immediately and without further act be superseded by any successor Owner Trustee appointed as above provided. The Owner Trustee may resign at any time without cause by giving at least 30 days’ prior written notice to the Depositor, the Beneficiary and the Indenture Trustee. No such removal or resignation will become effective until a successor Owner Trustee, however appointed, becomes vested as Owner Trustee hereunder pursuant to Section 8.02. If no successor has been appointed within 30 days of such resignation or removal, the Owner Trustee, at the expense of the Trust, may petition any court of competent jurisdiction for the appointment of a successor. The Depositor will notify each Rating Agency promptly after the resignation or removal of the Owner Trustee and promptly after the appointment of a successor Owner Trustee.

SECTION 8.02 Transfer Procedures. Any successor Owner Trustee, however appointed, will execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and such other documents of transfer as may be necessary, and thereupon such successor Owner Trustee, without further act, will become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Owner Trustee in the trust hereunder with like effect as if originally named an Owner Trustee herein and the predecessor Owner Trustee will be fully discharged of its duties and obligations to serve as Owner Trustee hereunder. Any successor Owner Trustee shall file an amendment to the Certificate of Trust as required by the Delaware Statutory Trust Act.

SECTION 8.03 Qualification of Owner Trustee. Any Owner Trustee will at all times (i) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association authorized to exercise trust powers and subject to regulation by state or federal authorities, (ii) satisfy the requirement of Section 3807(a) of the Delaware Statutory Trust Act that the Trust have at least one trustee with a principal place of business in the State of Delaware, (iii) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated Person having a combined capital and surplus of at least $50,000,000) and (iv) be rated (or have a parent which is rated) investment grade by S&P.

SECTION 8.04 Co-Owner Trustees and Separate Owner Trustees. (a) Notwithstanding any other provisions of this Trust Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate is located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee and the Depositor to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.04, such powers, duties, obligations, rights and trusts as the Owner Trustee and the Depositor may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Trust Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 8.03 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 8.01.

(b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or cotrustee, but solely at the direction of the Owner Trustee;

(ii) no trustee under this Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this Trust Agreement; and

(iii) the Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator. Prior to the vesting of the estates, property or title to assets in the Owner Trustee, or any separate or co-trustee as contemplated by this Section 8.04, the Depositor shall take all steps necessary to cause the lien of the Indenture to be maintained as a first-priority perfected security interest.

(d) Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE IX

AMENDMENTS

SECTION 9.01 Amendments. (a) This Trust Agreement may only be amended or modified (i) by a written instrument executed by the Depositor and the Owner Trustee, at the written direction of the Administrator or the Beneficiary, (ii) with the consent of the Required Noteholders and the Administrative Agent and (iii) upon the satisfaction of the Rating Agency Condition; provided, however, that any such action shall be conditioned upon receipt by the Owner Trustee of a Tax Opinion, which shall not be at the expense of the Owner Trustee. The Depositor shall provide a copy of any such amendment to each Beneficiary and to the Administrator.

(b) No such amendment will increase the duties or obligations of the Owner Trustee under this Trust Agreement or decrease its rights or benefits hereunder, without the consent of the Owner Trustee, which consent will be evidenced by the Owner Trustee’s execution of such amendment. If in the opinion of the Owner Trustee any instrument required to be executed adversely affects any right, duty or liability of, or immunity or indemnify in favor of, the Owner Trustee under this Trust Agreement or any of the documents contemplated hereby, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Owner Trustee, the Owner Trustee may in its good faith discretion decline to execute such instrument.

(c) The Owner Trustee shall be entitled to require and may conclusively rely on an opinion of counsel that any proposed amendment complies with the terms of this Trust Agreement and a certificate from the Depositor that all other conditions precedent to the execution and delivery of such amendment under this Trust Agreement have been met.

ARTICLE X

OWNERSHIP INTERESTS AND CERTIFICATES

SECTION 10.01 Issuance of Trust Certificates. (a) Promptly following the execution and delivery of this Trust Agreement, the Owner Trustee will execute and deliver to the Depositor, as the sole initial Beneficiary, a certificate of ownership interest in the form of Exhibit A hereto (the “Trust Certificate”) evidencing the beneficial interest (the “Ownership Interest”) in the Trust.

(b) The Trust Certificate will be executed by manual signature on behalf of the Owner Trustee by an authorized officer. A Trust Certificate bearing the manual signature of an individual who was, at the time when such signature was affixed, an authorized officer will bind the Trust, notwithstanding that such individual has ceased to be so authorized before the delivery of such Trust Certificate. The Trust Certificate will be dated the date of its execution.

(c) The Beneficiary will be entitled to all rights provided to it under this Trust Agreement and in the Trust Certificate and will be subject to the terms and conditions contained in this Trust Agreement and in the Trust Certificate.

(d) The Owner Trustee will maintain at its office referred to in Section 2.05, or at the office of any agent appointed by it and approved in writing by the Depositor, a register for the registration and transfer of the Trust Certificate. Such register will show the name and address of the holder of a Trust Certificate, and the Owner Trustee will treat such register as definitive and binding for all purposes hereunder.

(e) Any issuance of additional Trust Certificates representing additional Ownership Interests will be effective only upon issuance of a Tax Opinion, which will not be an expense of the Owner Trustee.

SECTION 10.02 Ownership Interest; Prohibitions on Transfer. (a) The Ownership Interests will initially be beneficially owned by the Depositor. Transfers of interests in the Ownership Interest and the Trust Certificate may be made to any other Person who (i) is an Affiliate of the Depositor, (ii) is not a Seller under the Loan Purchase Agreement and (iii) is a U.S. person within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a Person meeting the requirements of (i), (ii) and (iii), a “Permitted Transferee”). The Beneficiary may not transfer, assign, exchange or otherwise pledge or convey all or any part of its right, title and interest in and to the Trust Certificate or its Ownership Interest to any other Person, except to any Permitted Transferee. It shall be a condition to any such transfer, assignment, exchange or pledge (i) that the Beneficiary and the proposed Permitted Transferee certify to the Owner Trustee that such proposed transfer, assignment, exchange or pledge complies with this Section 10.02 and all restrictive legends required hereby and (ii) if made without the prior written consent of the Directing Holder (to be obtained by the Depositor), that the Owner Trustee shall have received a certificate of an Authorized Officer of the Depositor confirming that such transfer, assignment, exchange or pledge will not adversely affect the interests of the Noteholders under and in connection with the Notes and the Transaction Documents. Any purported transfer by the Beneficiary of all or any part of its right, title and interest in and to the Trust Certificate or the Ownership Interest (1) to any Person will be effective only upon issuance of an Opinion of Counsel with respect to non-consolidation matters (and, if such Person is a Seller or an Affiliate of a Seller, true sale matters) and a Tax Opinion, which will not be an expense of the Owner Trustee, and (2) not in compliance with the terms of this Section 10.02 will be null and void.

(b) The Trust Certificate will bear a legend setting forth the restriction on the transferability of such Trust Certificate substantially as follows:

“NO INTEREST IN THIS CERTIFICATE OF OWNERSHIP INTEREST MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW. IN ADDITION, THE OWNERSHIP INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, THE INVESTMENT COMPANY ACT OF 1940 AND APPLICABLE STATE SECURITIES LAWS.

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO OR HELD BY (1) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS

AMENDED (THE “CODE”), AN ENTITY THAT IS DEEMED TO BE HOLDING PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY WITHIN THE MEANING OF 29 C.F.R. 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA (EACH, A “BENEFIT PLAN INVESTOR”), (2) A PLAN THAT IS SUBJECT TO ANY NON-U.S., FEDERAL, STATE OR LOCAL LAW THAT IS MATERIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (3) ANY PERSON ACTING ON BEHALF OF, OR USING ASSETS OF, A BENEFIT PLAN INVESTOR OR A PLAN SUBJECT TO SIMILAR LAW.”

SECTION 10.03 Lost or Destroyed Trust Certificate. If the Trust Certificate becomes mutilated, destroyed, lost or stolen, the Owner Trustee will, upon the written request of the holder of such Trust Certificate, and in compliance with all applicable terms of this paragraph, execute and deliver to such holder in replacement thereof a new Trust Certificate, as applicable, dated the same date as on the Trust Certificate so mutilated, destroyed, lost or stolen. If the Trust Certificate being replaced has been mutilated, destroyed, lost or stolen, the holder of such Trust Certificate will furnish to the Owner Trustee such security or indemnity as may be reasonably required by the Owner Trustee to save the Owner Trustee harmless from any damage, loss or liability in connection with such Trust Certificate, and the Owner Trustee may require from the party requesting such new Trust Certificate payment of a reasonable sum to reimburse the Owner Trustee for, or to provide funds for, the payment of any costs, fees and expenses and any tax or other governmental charge in connection therewith and any charges paid or payable by the Owner Trustee.

ARTICLE XI

COMPENSATION OF OWNER TRUSTEE; INDEMNIFICATION

SECTION 11.01 Owner Trustee’s Fees and Expenses. The Trust will (i) pay to the Owner Trustee on the Payment Date occurring in March of each calendar year, beginning in March 2015, a fee for acting as Owner Trustee in an amount equal to $3,000, payable annually in advance, and (ii) reimburse the Owner Trustee for all other reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of outside counsel) incurred by it in connection with its acting as Owner Trustee of the Trust, in each case in accordance with Section 8.06 of the Indenture. Amounts payable to the Owner Trustee pursuant to this Section 11.01 shall be payable from amounts designated for payment to the Owner Trustee pursuant to the Indenture or from other amounts available to the Issuer that are not subject to the lien of the Indenture and shall not be limited by any law regarding the compensation of a trustee.

SECTION 11.02 Indemnification. The Trust hereby agrees, whether or not any of the transactions contemplated by this Trust Agreement will be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless the Owner Trustee (in its individual capacity and as the Owner Trustee) and its officers, directors, successors, assigns, legal representatives, agents and servants (the “Indemnified Parties”), from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, investigations, proceedings, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted at any time against an Indemnified Party (whether or not also indemnified against by any other person) in any way relating to or arising out of (i) this Trust Agreement or any other related documents or the enforcement of any of the terms of any thereof, the administration of the Trust and the Owner Trust Estate or the action or inaction of the Owner Trustee under this Trust Agreement, (ii) any action or inaction taken by the Owner Trustee on behalf of the Trust in accordance with this Trust Agreement, and (iii) the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any property (including any strict liability, any liability without fault and any latent and other defects, whether or not discoverable), except, in any such case, to the extent that any such liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, investigations, proceedings, costs, expenses and disbursements are the result of the willful misconduct, bad faith or gross negligence of either of the Owner Trustee or such Indemnified Party.

In case any such action, investigation or proceeding will be brought involving an Indemnified Party, the Trust will assume the defense thereof, including the employment of counsel and the payment of all expenses. The Owner Trustee will have the right to employ separate counsel in any such action, investigation or proceeding and to participate in the defense thereof, and reasonable counsel fees and expenses of such counsel will be paid by the Trust.

The indemnification set forth herein will survive the termination of this Trust Agreement and the resignation or removal of the Owner Trustee.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01 Conveyance by the Owner Trustee is Binding. Any sale or other conveyance of any part of the Owner Trust Estate by the Owner Trustee on behalf of the Trust made pursuant to the terms of this Trust Agreement and in accordance with the written instructions of the Depositor will bind the Beneficiaries and will be effective to transfer or convey all beneficial interest of the Owner Trustee and the Beneficiaries in and to such part of the Owner Trust Estate, as the case may be. No purchaser or other grantee will be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee or the officers.

SECTION 12.02 Instructions; Notices. All instructions, notices, requests or other communications (“Deliveries”) desired or required to be given under this Trust Agreement will be in writing and will be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile transmission (d) email or other electronic communication or (e) personal delivery, with receipt acknowledged in writing, to the following addresses:

(i)	if to the Depositor and sole initial Beneficiary:

OneMain Financial Warehouse, LLC

300 St. Paul Place

BSP15

Baltimore, MD 21202

Tel: (410) 332-2964

Email address: OMFIT.FundingWarehouse@citi.com

with a copy to:

OneMain Financial, Inc.

300 St. Paul Place

Baltimore, MD 21202

Attention: Office of General Counsel

(ii)	if to the Owner Trustee:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

(iii)	if to the Administrator:

OneMain Financial, Inc.

300 St. Paul Place

Baltimore, MD 21202

Attention: Oona Robinson

Telephone: (410) 332-7723

oona.robinson@citi.com

with a copy to:

OneMain Financial, Inc.

300 St. Paul Place

Baltimore, MD 21202

Attention: Office of General Counsel

Any Deliveries desired or required to be delivered to any Noteholders, including the Required Noteholders, under this Trust Agreement shall be delivered to the Indenture Trustee at its address specified under the Indenture.

All Deliveries will be deemed given when actually received or refused by the party to whom the same is directed (except to the extent sent by certified or registered mail, return receipt requested, postage prepaid, in which event such Deliveries will be deemed given three days after the date of mailing and except to the extent sent by telecopy or other facsimile transmission, in which event such Deliveries will be deemed given when answer back is received). Each party may designate a change of address or supplemental address by notice to the other parties, given at least 15 days before such change of address is to become effective.

SECTION 12.03 Severability. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable any provision hereof in any other jurisdiction.

SECTION 12.04 Limitation of Liability. (a) To the fullest extent permitted by law, none of the Beneficiaries nor any officer, director, employee, agent, partner, shareholder, trustee or principal of (i) any Beneficiary, (ii) the Trust or (iii) any Person owning, directly or indirectly, any legal or beneficial interest in any Beneficiary, will have any liability or obligation with respect to the Trust or the performance of this Trust Agreement or any other agreement, document or instrument executed by the Trust, and the creditors of the Trust and all other Persons will look solely to the Owner Trust Estate for the satisfaction of any claims with respect thereto. The foregoing limitation of liability is in addition to, and not exclusive of, any limitation of liability applicable to the Persons referred to above by operation of law.

(b) All agreements entered into by the Trust under which the Trust would have any material liability will contain an exculpatory provision substantially to the following effect:

Neither any trustee nor any beneficiary of OneMain Financial Warehouse Trust nor any of their respective officers, directors, employers or agents will have any liability with respect to this agreement, and recourse may be had solely to the assets of OneMain Financial Warehouse Trust with respect thereto. The failure to include the foregoing provision in any agreement shall not affect the Trust’s power and authority under this Trust Agreement to enter into such agreement.

SECTION 12.05 Separate Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

SECTION 12.06 Successors and Assigns. All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns and the Beneficiary and their successors and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Beneficiary will bind the successors and assigns of the Beneficiary.

SECTION 12.07 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and will not define or limit any of the terms or provisions herein.

SECTION 12.08 Governing Law. This Trust Agreement will in all respects be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflicts of law principles of such State.

SECTION 12.09 Nonpetition Covenant. (a) To the fullest extent permitted by law and notwithstanding any prior termination of this Trust Agreement, the Owner Trustee agrees that it shall not file, commence, join, or acquiesce in a petition or proceeding, or cause any Beneficiary to file, commence, join, or acquiesce in a petition or proceeding, that causes (i) the Beneficiary to be a debtor under any Debtor Relief Law or (ii) a trustee, conservator, receiver, liquidator, or similar official to be appointed for such Beneficiary or any substantial part of its property; provided, that nothing contained herein shall prevent any such party that has not breached this covenant from filing a proof of claim in any such proceeding.

(b) To the fullest extent permitted by law and notwithstanding any prior termination of this Trust Agreement, each of the Beneficiary and the Owner Trustee agree that it shall not file, commence, join, or acquiesce in a petition or proceeding, or cause the Trust to file, commence, join, or acquiesce in a petition or proceeding, that causes (i) the Trust to be a debtor under any Debtor Relief Law or (ii) a trustee, conservator, receiver, liquidator, or similar official to be appointed for the Trust or any substantial part of its property; provided, that nothing contained herein shall prevent any such party that has not breached this covenant from filing a proof of claim in any such proceeding.

(c) The parties hereto agree that the provisions of this Section 12.09 shall survive the resignation or removal of any such party to this Trust Agreement and the termination of this Trust Agreement.

SECTION 12.10 Signature of Returns. At the written direction of the Depositor, the Depositor or the Administrator, pursuant to the Administration Agreement, will sign on behalf of the Trust any Periodic Filings of the Trust or other documents relating to the Trust prepared by, or on behalf of, the Depositor.

SECTION 12.11 Fiduciary Duty of the Depositor.

(a) The Depositor (the “Covered Person”) agrees to perform its duties under Sections 2.02, 2.06, 5.01, 5.08, 8.01, 8.04, 9.01 and 12.10 of this Agreement in good faith and in the best interests of the Trust but only upon the express terms of this Trust Agreement. The Covered Person shall not have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Trust in connection with the performance of its duties under this Trust Agreement.

(b) The Covered Person shall not be personally liable in connection with the performance of its duties under this Trust Agreement, except that such limitation shall not relieve the Covered Person of any personal liability it may have for any act or omission that constitutes bad faith, willful misconduct or gross negligence in the performance of its express duties under this Trust Agreement.

SECTION 12.12 Third-Party Beneficiaries. Each of the parties hereto acknowledges and agrees that the Indenture Trustee, the Administrative Agent and the Noteholders under the Indenture are express third-party beneficiaries of the rights of the Trust arising hereunder.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have each caused this Trust Agreement to be duly executed, all as of the day and year first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as the Owner Trustee

By:	/s/ Rosaline K. Maney
Name: Rosaline K. Maney
Title: Administrative Vice President

ONEMAIN FINANCIAL WAREHOUSE, LLC, as the Depositor and sole initial Beneficiary

By:	/s/ Oona Robinson
Name: Oona Robinson
Title: Assistant Treasurer

[Signature Page to Amended and Restated Trust Agreement (OMF Warehouse)]

EXHIBIT A

FORM OF TRUST CERTIFICATE

THIS CERTIFICATE OF OWNERSHIP INTEREST (THIS “CERTIFICATE”) MAY NOT BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE TRUST AGREEMENT REFERRED TO BELOW. IN ADDITION, THE OWNERSHIP INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, THE INVESTMENT COMPANY ACT OF 1940 AND APPLICABLE STATE SECURITIES LAWS.

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO OR HELD BY (1) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY THAT IS DEEMED TO BE HOLDING PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF SUCH EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN THE ENTITY WITHIN THE MEANING OF 29 C.F.R. 2510.3-101 AS MODIFIED BY SECTION 3(42) OF ERISA (EACH, A “BENEFIT PLAN INVESTOR”), (2) A PLAN THAT IS SUBJECT TO ANY NON-U.S., FEDERAL, STATE OR LOCAL LAW THAT IS MATERIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (3) ANY PERSON ACTING ON BEHALF OF, OR USING ASSETS OF, A BENEFIT PLAN INVESTOR OR A PLAN SUBJECT TO SIMILAR LAW.

ONEMAIN FINANCIAL WAREHOUSE TRUST

CERTIFICATE OF OWNERSHIP INTEREST

UNDER AMENDED AND RESTATED TRUST AGREEMENT DATED AS OF

February 3, 2015

Certificate No. [ ]	[ ], 2015

Wilmington Trust, National Association, not in its individual capacity but solely as owner trustee (the “Owner Trustee”) under that certain Amended and Restated Trust Agreement dated as of February 3, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Trust Agreement”), among OneMain Financial Warehouse, LLC, as the Depositor and sole initial Beneficiary, and the Owner Trustee, hereby certifies on behalf of the Trust that the Beneficiary is the owner (the “Owner”) of the Ownership Interest in the Trust provided for and created by the Trust Agreement. This Certificate of Ownership Interest is issued pursuant to and is entitled to the benefits of the Trust Agreement, and the Owner hereof by acceptance hereof agrees to be bound by the terms of the Trust Agreement. Reference is hereby made to the Trust

Agreement for a statement of the rights and obligations of the Owner hereof. The Owner Trustee may treat the Person in whose name this Certificate of Ownership Interest is registered on the register maintained by the Owner Trustee pursuant to Section 10.01(d) of the Trust Agreement as the absolute Owner hereof for all purposes.

The holder of this Certificate, by accepting this Certificate, acknowledges that this Certificate does not represent an interest in or obligation of the Owner Trustee and no recourse may be had against the Owner Trustee or its properties.

By accepting this Certificate, the holder of this Certificate hereby covenants and agrees that prior to the date that is one year and one day after payment in full of all obligations of the Issuer in respect of all securities issued by the Issuer, such holder shall not commence, join or institute against, with any other Person, any proceeding against the Issuer or the Depositor under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

Capitalized terms used but not defined herein have the meanings ascribed to them in or by reference to the Trust Agreement.

This Certificate and the Trust Agreement will in all respects be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any conflict of law provisions.

IN WITNESS WHEREOF, the Owner Trustee, pursuant to the Trust Agreement, has caused this Certificate of Ownership Interest to be issued by the Trust as of the date hereof.

ONEMAIN FINANCIAL WAREHOUSE TRUST

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By:
Name:
Title: